Exhibit 99.1

FHLBANK TOPEKA ANNOUNCES 2020 FIRST QUARTER RESULTS, COVID-19 ASSISTANCE TO MEMBERS

April 29, 2020 - FHLBank Topeka (FHLBank) is reporting net income computed in accordance with U.S. generally accepted accounting principles (GAAP) of $11.8 million for the three months ended March 31, 2020, a decrease of $41.0 million compared to $52.8 million for the three months ended March 31, 2019. The decrease was largely due to unrealized net losses on trading securities and derivatives and, to a smaller degree, a decrease in net interest income. The temporary declines in the fair values of derivatives resulted from market volatility related to the COVID-19 pandemic, as spreads between investments and their associated swaps widened considerably, therefore impacting fair values at the end of the quarter, which are recorded in net interest income for qualifying hedges. Net interest settlements on interest rate swaps declined as interest rates declined, which impacted net interest income for qualifying hedges and other income for economic swaps. Net interest income was also impacted by the tightening of portfolio spreads on mortgage assets due to factors related to the decline in market interest rates, including accelerated amortization of mortgage loan premiums and concessions on called consolidation obligation bonds, offset somewhat by the lower cost of newly refinanced debt.

Adjusted income, a non-GAAP measure that excludes certain gains/losses and prepayment penalty income, decreased $10.2 million to $41.9 million for the quarter ended March 31, 2020 compared to $52.1 million for the prior year period primarily as a result of this spread tightening and the decline in net interest settlements on qualifying hedges. See further details below under Non-GAAP Measures, including a reconciliation of adjusted income.

True to its mission, FHLBank provides a reliable source of funding for members during times of economic stability and periods of crisis. While the nation has seen a fair number of market disruptions during FHLBank's long history, management believes the speed of the tightening of financial conditions during the onset of the COVID-19 pandemic is unprecedented. FHLBank has learned to be flexible, patient, and optimistic in these times. While FHLBank's income is lower than anticipated, a significant portion of the decline in net income in the first quarter of 2020 was the result of losses in fair values. Although market volatility cannot be predicted, the losses are expected to be reversed with market changes in the future. At no time in this pandemic has FHLBank's balance sheet liquidity or access to the debt markets caused FHLBank to be unable to meet the liquidity needs of members. FHLBank has continually operated without significant operational difficulties or disruptions during the COVID-19 pandemic, with most employees working remotely since mid-March. At this time, management cannot predict when FHLBank's full employee base will return to work in our offices or the potential impact of the COVID-19 pandemic to members, counterparties, vendors, and other third parties upon which FHLBank relies to conduct business. FHLBank management is grateful for the ability to continue serving the liquidity needs of its members, as they are often crucial pillars of their communities, especially in times of crisis.

Measures taken in March 2020 to assist FHLBank's members during the COVID-19 pandemic include steps related to collateral and the Mortgage Partnership Finance® (MPF) Program. For collateral, FHLBank offered increased flexibility through acceptance of various types of forbearance plans and loan modification agreements, including those with electronic signatures. For MPF customers, FHLBank waived delivery commitment extension fees through April 15, 2020 and eased certain underwriting, documentation and payment requirements for those impacted by the pandemic. Additional measures taken beginning in April 2020 include steps related to advances and collateral. Starting on April 22, 2020, FHLBank is offering $1.5 billion in zero-cost and $1.5 billion in low-rate funding to help members serve their customers affected by the pandemic. FHLBank worked with the Federal Reserve to allow members to pledge their newly created Paycheck Protection Program (PPP) loans to the Federal Reserve Bank of Kansas City. Additionally, FHLBank is taking steps to accept Small Business Administration PPP loans as collateral while limiting the reporting burden for members. FHLBank management continues to monitor the progress of the pandemic and is committed to assisting FHLBank members and their communities as impacts related to the pandemic continue to unfold.

FHLBank expects to file its Form 10-Q for the quarter ended March 31, 2020 with the Securities and Exchange Commission (SEC) on or about May 12, 2020.

Operating Highlights

•
Net interest income/margin: Net interest income of $55.1 million for the quarter ended March 31, 2020 decreased $7.9 million compared to the same period in 2019. Net interest margin of 36 basis points for the quarter ended March 31, 2020 decreased 12 basis points compared to the prior year period. The decrease in long-term market interest rates allowed FHLBank to replace approximately $4.0 billion of callable debt at a lower cost during the current quarter, which will provide a benefit in future periods.

•	Advances: The average balance of advances increased $1.2 billion, or 4.4 percent, for the current quarter compared to the prior year quarter.

•
Performance ratios: Return on average equity (ROE) decreased to 1.75 percent for the quarter ended March 31, 2020 compared to 8.77 percent for the prior year period due to the aforementioned market value declines and spread compression caused by the pandemic-related market volatility and Federal Reserve rate cuts, combined with an increase in average capital. Adjusted ROE (a non-GAAP measure) of 6.18 percent for the quarter ended March 31, 2020 compared to 8.66 percent in the prior year period similarly reflects the decrease in adjusted net income and increase in average capital.

Exhibit 99.1

•
Dividends: The Class A Common Stock dividend rate of 2.25 percent and the Class B Common Stock dividend rate of 7.25 percent combined for a weighted average dividend rate for the quarter ended March 31, 2020 of 5.94 percent, compared to a weighted average dividend rate of 6.56 percent for the same period in 2019.

Financial Highlights
Attached are highlights of FHLBank’s financial position as of March 31, 2020 and December 31, 2019 and highlights of the results of operations for the quarterly periods ended March 31, 2020 and 2019.

Non-GAAP Measures
A reconciliation of GAAP net income to adjusted income for the quarterly periods ended March 31, 2020 and 2019 is calculated as follows:

	Three Months Ended
	03/31/2020	03/31/2019
Calculation of Adjusted Income:	(Amounts in thousands) Unaudited
Net income, as reported under GAAP for the period	$11,832	$52,755
Affordable Housing Program (AHP) assessments	1,318	5,866
Income before AHP assessments	13,150	58,621
Derivative (gains) losses[1]	124,796	22,305
Trading (gains) losses	(94,389)	(28,755)
Prepayment fees on terminated advances	(172)	(69)
Net (gains) losses on sale of available-for-sale securities	(1,523)	—
Total excluded items	28,712	(6,519)
Adjusted income (a non-GAAP measure)	$41,862	$52,102
_________

[1]	Consists of fair value changes on all derivatives and hedging activities excluding net interest settlements on economic hedges.

Comparative adjusted net interest income for the quarterly periods ended March 31, 2020 and 2019 is calculated as follows:

	Three Months Ended
	03/31/2020	03/31/2019
Calculation of Adjusted Net Interest Income:	(Dollar amounts in thousands) Unaudited
Net interest income, as reported under GAAP for the period	$55,086	$63,015
(Gains) losses on derivatives qualifying for hedge accounting recorded in net interest income	7,698	4,059
Net interest settlements on derivatives not qualifying for hedge accounting	(5,154)	(296)
Prepayment fees on terminated advances	(172)	(69)
Adjusted net interest income (a non-GAAP measure)	$57,458	$66,709

Net interest margin, as calculated under GAAP for the period	0.36%	0.48%
Adjusted net interest margin (a non-GAAP measure)	0.38%	0.51%

Exhibit 99.1

Adjusted ROE spread for the quarterly periods ended March 31, 2020 and 2019 is calculated as follows:

	Three Months Ended
	03/31/2020	03/31/2019
Calculation of Adjusted ROE Spread:	(Dollar amounts in thousands) Unaudited
Average GAAP total capital for the period	$2,725,602	$2,440,006
ROE, based upon GAAP net income	1.75%	8.77%
Adjusted ROE, based upon adjusted income	6.18%	8.66%
Average overnight Federal funds effective rate	1.23%	2.40%
Adjusted ROE as a spread to average overnight Federal funds effective rate	4.95%	6.26%

This earnings release contains certain supplemental financial information that has been determined by methods other than GAAP that management uses in the analysis of FHLBank’s financial performance. FHLBank management believes that certain non-GAAP financial measures are helpful in understanding FHLBank's operating results and provide meaningful period-to-period comparison of FHLBank's long-term economic value in contrast to GAAP results, which can be impacted by fair value changes driven by market volatility, gains/losses on instrument sales, or transactions that are considered unpredictable. FHLBank's business model is primarily one of holding assets and liabilities to maturity. However, FHLBank may engage in periodic instrument sales for liquidity purposes or to reduce its exposure to LIBOR-indexed instruments. FHLBank reports the following non-GAAP financial measures that it believes are useful to stakeholders as key measures of its operating performance: (1) adjusted income, (2) adjusted net interest margin, and (3) adjusted ROE. Although FHLBank calculates its non-GAAP financial measures consistently from period to period using appropriate GAAP components, non-GAAP financial measures are not required to be uniformly applied and are not audited. Another material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. While FHLBank believes the non-GAAP measures contained in this announcement are frequently used by FHLBank’s stakeholders in the evaluation of FHLBank's performance, such non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of financial information prepared in accordance with GAAP.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “is likely,” “could,” “estimate,” “expect,” “will,” “intend,” “probable,” “project,” “should” or their negatives or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risks or uncertainties and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: changes in economic and market conditions, including conditions in our district and the U.S. and global economy, as well as the mortgage, housing, and capital markets; the impact of COVID-19 on our members and our business; governmental actions, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors, housing government-sponsored enterprises, or the FHLBank System in general; effects of derivative accounting treatment and other accounting rule requirements, or changes in such requirements; competitive forces, including competition for loan demand, purchases of mortgage loans and access to funding; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with all products and services; changes in demand for FHLBank products and services or consolidated obligations of the FHLBank System; membership changes, including changes resulting from member failures or mergers, changes due to member eligibility, or changes in the principal place of business of members; changes in the U.S. government's long-term debt rating and the long-term credit rating of the senior unsecured debt issues of the FHLBank System; soundness of other financial institutions, including FHLBank members, non-member borrowers, counterparties and the other FHLBanks; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; the volume and quality of eligible mortgage loans originated and sold by participating members to FHLBank through its various mortgage finance products; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; changes in the value or liquidity of collateral underlying advances to FHLBank members or nonmember borrowers or collateral pledged by reverse repurchase and derivative counterparties; volatility of market prices, changes in interest rates and indices and the timing and volume of market activity; gains/losses on derivatives or on trading investments and the ability to enter into effective derivative instruments on acceptable terms; the effects of amortization/accretion; upcoming discontinuance of the London Interbank Offered Rate (LIBOR) and the related effect on FHLBank's LIBOR-based financial products, investments, and contracts; changes in FHLBank's capital structure; our ability to declare dividends or to pay dividends at rates consistent with past practices; and the ability of FHLBank to keep pace with technological changes and the ability to develop and support technology and information systems, including the ability to securely access the internet and internet-based systems and services, sufficient to effectively manage the risks of FHLBank's business. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by reference to this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made, and FHLBank has no obligation and does not undertake publicly to update, revise or correct any forward-looking statement for any reason to reflect events or circumstances after the date of this announcement.

Exhibit 99.1

FHLBANK TOPEKA
Financial Highlights (unaudited)

Selected Financial Data (dollar amounts in thousands):

	03/31/2020	12/31/2019
Financial Position
Investments[1]	$19,597,238	$20,086,473
Advances	31,678,083	30,241,315
Mortgage loans held for portfolio, net	11,018,168	10,633,009
Total assets	63,189,513	63,276,654
Deposits	975,397	790,640
Consolidated obligations, net	59,294,035	59,461,225
Total liabilities	60,475,924	60,485,603
Total capital stock	1,802,296	1,766,456
Retained earnings	980,612	999,809
Total capital	2,713,589	2,791,051

Regulatory capital[2]	2,785,298	2,768,680

	Three Months Ended
	03/31/2020	03/31/2019
Results of Operations
Interest income	$300,681	$373,314
Interest expense	245,595	310,299
Net interest income before loan loss provision (reversal)	55,086	63,015
Provision (reversal) for credit losses on mortgage loans	(736)	78
Net gains (losses) on trading securities	94,389	28,755
Net gains (losses) on derivatives and hedging activities	(122,252)	(18,542)
Other income	4,634	2,461
Other expenses	19,443	16,990
Income before assessments	13,150	58,621
AHP assessments	1,318	5,866
Net income	11,832	52,755

Weighted average dividend rate[3]	5.94%	6.56%

[1]	Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.

[2]
Regulatory capital is defined as the sum of FHLBank’s permanent capital, plus the amounts paid in by its stockholders for Class A Common Stock; any general loss allowance, if consistent with GAAP and not established for specific assets; and other amounts from sources determined by the Federal Housing Finance Agency as available to absorb losses. Permanent capital is defined as the amount paid in for Class B Common Stock plus the amount of FHLBank’s retained earnings, as determined in accordance with GAAP. Regulatory capital includes all capital stock subject to mandatory redemption that has been reclassified to a liability.

[3]	Weighted average dividend rates are dividends paid in cash and stock on both classes of stock divided by the average capital stock eligible for dividends.

Exhibit 99.1

Average Balances and Yields (dollar amounts in thousands):

	Three Months Ended
	03/31/2020		03/31/2019
	Average Balance	Yield	Average Balance	Yield
Interest-earning assets:
Investments[1,2]	$21,185,572	1.60%	$17,169,537	2.65%
Advances[3]	28,933,750	1.82	27,707,072	2.75
Mortgage loans[4,5]	10,846,508	3.16	8,537,768	3.48
Other interest-earning assets	54,294	2.62	49,229	3.16
Total earning assets	$61,020,124	1.98%	$53,463,606	2.83%

Interest-bearing liabilities:
Deposits	$658,239	0.95%	$513,230	2.12%
Consolidated obligations[6]	57,463,263	1.71	50,429,536	2.47
Other borrowings	60,181	2.33	69,428	2.70
Total interest-bearing liabilities	$58,181,683	1.70%	$51,012,194	2.47%

Net interest spread		0.28%		0.36%

Net interest margin[7]		0.36%		0.48%

[1]	Investments include held-to-maturity securities, available-for-sale securities, trading securities, interest-bearing deposits, Federal funds sold and securities purchased under agreements to resell.

[2]	The fair value adjustments on available-for-sale securities are excluded from the average balance for calculations of yield since the changes are adjustments to equity.

[3]	Advance income includes prepayment fees on terminated advances.

[4]	Credit enhancement fee payments are netted against interest earnings on the mortgage loans.

[5]	Mortgage loans average balances include outstanding principal for non-performing conventional loans. However, these loans no longer accrue interest.

[6]	Consolidated obligations are bonds and discount notes that FHLBank is primarily liable to repay.

[7]	Net interest margin is defined as net interest income as a percentage of average earning assets.